UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 27, 2020

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2020, VAALCO Energy, Inc. (the “Company”) issued a press release announcing that it had appointed William R. Thomas, who currently serves as a member of the Board of Directors of the Company (the “Board”), as the Company’s President, effective as of February 1, 2020. As President, Mr. Thomas will be responsible for leading the Company’s strategic M&A activity. Mr. Thomas will also retain his position as a director of the Company.

Mr. Thomas, age 64, has served as a member of the Board since April 2019.  Mr. Thomas has over 30 years of experience in the international energy industry. He has successfully built, managed and monetized oil companies in some of the world’s most challenging environments.  Mr. Thomas began his career as a roughneck working on land and marine drilling rigs in Australia, West Texas and Brazil while attending the University of Texas.  In 1982, Mr. Thomas joined the International Division of Pennzoil Company.  In 1986, Mr. Thomas entered investment banking with the Mergers & Acquisitions Department of Bankers Trust Company and advised energy clients on upstream mergers and acquisitions.  He became CEO of Siberian American Oil Company, an early U.S.-Russian joint venture in 1994, and in 1996, joined Amoco Eurasia Petroleum Company as Vice President responsible for the Timan Pechora region of Russia. In 1998, Mr. Thomas was appointed President and CEO of Nations Energy Company Ltd, a Canadian company with operations in Western Kazakhstan. In 2001, Mr. Thomas was a founder and appointed CEO of Urals Energy N.V. which became Russia’s largest independent oil company and eventually sold its production subsidiaries to LUKoil Oil Company.  He later was a founder and CEO of Urals Energy Public Company Ltd. and led the company to a successful initial public offering on London’s AIM stock exchange in 2005. Since 2010, through his wholly-owned entity, Texas Oceanic Petroleum Co., Mr. Thomas has negotiated acquisitions of energy and production companies around the world, including in West Africa.  Mr. Thomas graduated from the University of Texas at Austin with a B.A. in Economics.

The Company expects to enter into an employment agreement with Mr. Thomas at a later date and will disclose the compensatory terms of the employment agreement by an amendment to this Form 8-K.

Other than as described herein, there are no arrangements or understandings between Mr. Thomas and any other persons pursuant to which he was selected to serve as the Company’s President. In addition, there are no transactions between the Company and Mr. Thomas or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

On January 27, 2020, the Company issued a press release announcing the appointment of Mr. Thomas as the Company’s President. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated January 27, 2020, issued by VAALCO Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: January 28, 2020
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller